UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2023

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 3rd Street
San Francisco, California 94103‑3104
(Address, including zip code, of principal executive offices)
(415) 539‑3162
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend the Current Reports on Form 8-K, filed by Unity Software Inc. (“Unity” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 28, 2023 (the “November Report”) and on January 8, 2024 (the “January Report”) in order to update the Company’s disclosures under Item 2.05 of the November Report and of the January Report.
Item 2.05 Costs Associated with Exit or Disposal Activities.
November Report
As previously disclosed in the November Report, on November 28, 2023, the Company announced that it had committed to a plan to close corporate offices in approximately 14 locations as it evaluated its real estate footprint (the “Office Closures”). At the time of the November Report, the Company was unable to reasonably estimate the amount of the costs and charges associated with the Office Closures, due to the fact that the early termination provisions and sublease income amounts were still being analyzed and finalized.
In connection with the preparation of its financial statements to be reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company concluded that it incurred approximately $15.6 million of impairment charges on operating lease assets for the fourth quarter of 2023, and expects to incur immaterial amounts of further impairment charges on operating lease assets, in the first and second quarters of 2024.
January Report
As previously disclosed in the January Report, on January 8, 2024, the Company announced its plans to reduce approximately 1,800 employee roles, or approximately 25% of its then current workforce, as it restructures and refocuses on its core business, and to position itself for long-term and profitable growth (the “Restructure”), which included the Company’s mutual agreement with the founders of ironSource Ltd. to depart the Company. At the time of the January Report, the Company was unable to reasonably estimate the amount of the costs and charges associated with the Restructure, due to the fact that severance charges were still being analyzed and finalized.
The Company now estimates that it will recognize, primarily in the first quarter of 2024, approximately $195 million in employee separation costs in connection with these decisions, largely driven by the modification of equity awards.
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to: the amount, nature and timing of the estimated charges associated with its Office Closures and the Restructure. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made. However, investors should not place undue reliance on any such forward-looking statements because they speak only as of the date they are made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not necessarily limited to, those described in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: February 26, 2024	By:	/s/ Luis Visoso
Luis Visoso
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)